Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (333-174105, 333-151789, and 333-150454) on Form S-8 and (333-174104) on Form S-3 of American Public Education, Inc. of our reports dated February 27, 2014, relating to our audits of the consolidated financial statements and the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of American Public Education, Inc. and Subsidiaries for the year ended December 31, 2013.

McLean, Virginia
February 27, 2014